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                                                                    Exhibit 10.8

                         AMENDMENT TO SERVICE AGREEMENT



          AMENDMENT TO SERVICE AGREEMENT made as of this 30th day of December 2003 by and between Conseco, Inc., a Delaware corporation, and R. Glenn Hilliard.

          WHEREAS, in the course of the bankruptcy proceedings involving Conseco's predecessor company, Mr. Hilliard was identified and selected to serve as an independent director and the Non-Executive Chairman of the Board of Directors of Conseco following emergence from bankruptcy.

          WHEREAS, the parties entered into an Agreement as of June 18, 2003 (the "Service Agreement"), which set forth the terms under which Mr. Hilliard is now serving as a director and Non-Executive Chairman of Conseco. The Service Agreement also provided that Mr. Hilliard would provide consulting services to the predecessor company prior to emergence from bankruptcy.

          WHEREAS, the terms of the Service Agreement were designed to ensure that Mr. Hilliard would be eligible for independent director status under the proposed version of the corporate governance rules of the New York Stock Exchange (the "NYSE") which were publicly available at the time.

          WHEREAS, as part of Mr. Hilliard's and Conseco's continuing efforts to adopt best practices in the evolving area of corporate governance, Mr. Hilliard desires to amend the Service Agreement by eliminating the compensation payable to him for services rendered in the pre-emergence period.

          WHEREAS, the parties wish to comply with -- and exceed -- the standards for director independence contained in the final NYSE rules, which differ from the proposed rules on which the original Service Agreement was based.

          NOW THEREFORE, Mr. Hilliard irrevocably waives his right to receive compensation under Paragraph 6 of the Service Agreement with respect to services rendered by him prior to the predecessor company's emergence from bankruptcy. Paragraph 6 of the Service Agreement is hereby amended accordingly. The remainder of the Service Agreement remains in full force and effect.

                              *********************



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          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        CONSECO, INC.




                                        By: /s/ William S. Kirsch
                                           ------------------------------------
                                           Name: William S. Kirsch
                                           Title: EVP/General Counsel




                                        THE DIRECTOR


                                        /s/ R. Glenn Hilliard
                                        ---------------------------------------